Exhibit 10.1

                         UNITED INDUSTRIAL CORPORATION

                           Management Incentive Plan

                                  January 2007

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TABLE OF CONTENTS

Definitions...................................................................1
Plan Amendment and Termination................................................2
Effective Date of the Plan....................................................2

MANAGEMENT INCENTIVE PLAN (MIP)...............................................2
Philosophy....................................................................2
General Features..............................................................2
Payments......................................................................3
Entitlements..................................................................3
Administration................................................................4
Miscellaneous.................................................................5

SETTING FINANCIAL TARGETS AND PERFORMANCE OBJECTIVES..........................6

FINANCIAL TARGETS.............................................................6
Financial Target Measurement..................................................6
Guidelines for Objective Setting and Evaluation...............................6

PERFORMANCE OBJECTIVES........................................................7
Guidelines for Setting and Evaluating the Performance Objective...............7
Guidelines for Reviewing Overall Personal Performance.........................9
Incentive Calculation.........................................................9
Target Incentive Compensation Award (TICA) Amount Calculation- EXAMPLE.......10
SUMMARY......................................................................11
Termination of Employment....................................................14

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Definitions
Except as otherwise specified or as the context otherwise may require, the following terms have the meanings indicated below for the purposes of this Plan:

BOARD means the Board of Directors of United Industrial Corporation, a Delaware corporation, and its successors.

COMMITTEE means the Board's Compensation and Stock Option Committee, as constituted from time to time by the Board.

COMPANY means UIC and each Subsidiary (as defined below) of UIC. Compensation Year or Year means the fiscal year of UIC.

DISABILITY means disability according to the terms of the United Industrial Corporation Long-Term Disability Plan, or comparable plan of any Subsidiary, as from time to time may be applicable with respect to the particular Participant.

FULL PARTICIPANT means, other than a Limited Participant, an eligible Company employee selected for Plan participation in accordance with the procedures set forth herein, and whose compensation is calculated in U.S. dollars.

LIMITED PARTICIPANT means an eligible Company employee selected for Plan participation in accordance with the procedures set forth herein, who is seconded, on a temporary basis from a foreign subsidiary, and/or paid compensation by Company with a basis in currency OTHER THAN U.S. dollars.

PARTICIPANT means, either collectively or individually, Limited Participant(s) and Full Participant(s), as defined herein. Plan means the 2007 Management Incentive Plan (MIP) as set forth herein. Plan Compensation means the incentive compensation earned for the Year as a consequence of the Plan. Retirement means retirement according to the terms of the retirement plan of the Company or its Subsidiary.

SUBSIDIARY means any corporation in which the Company owns total equity interest.

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PLAN AMENDMENT AND TERMINATION

UIC, by action of the Board or the Committee, may, in its sole and absolute discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Participants.

EFFECTIVE DATE OF THE PLAN

This Plan shall be effective as of January 1, 2007 and relates to the 2007 Compensation Year.

                        MANAGEMENT INCENTIVE PLAN (MIP)

PHILOSOPHY

The UIC Management Incentive Plan is a variable, cash-based incentive plan designed to focus management attention on performance factors important to the continued success of their business unit and the Company overall. Achievement of high standards of business and individual performance should be rewarded financially; conversely, significant compensation should be at risk for failure to achieve those high standards. The opportunity to earn incentive compensation in addition to base salary is an integral part of our total compensation approach. The Plan serves as a direct link between a Participant's compensation and the performance of a business unit or the Company overall.

GENERAL FEATURES

Participants are senior managers in a position to significantly affect the performance of their business unit. These are generally managers with responsibility across an entire business unit, i.e. headquarter executives; product line and other general or program managers; and selected functional managers.

To be eligible to be selected to participate, a new hire to the Company or a newly eligible employee must be employed as of 30 September of the Compensation Year. Part-year Participants (i.e., employed after 1 January but prior to 30 September of the Compensation Year) shall be eligible for Plan Compensation calculated pro-rata to the number of days actively employed during the Compensation Year.

Target incentives are a function of the annual results, both by the individual and their business unit. It is over and above the base salary, established using competitive comparisons.

The Target Incentive Compensation Award (TICA) percentage, a percentage of base salary, is similarly determined.

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Plan Compensation may range from zero (0) to two hundred percent (200%) of a
Participant's TICA. The TICA percentage varies from ten (10) to fifty (50) percent of Participant's base salary. Plan Compensation is not guaranteed. The Plan requires reasonable risk on the part of the Participant, commensurate with potential reward--an opportunity to raise total compensation significantly.

Full Participants are ELIGIBLE, but Limited Participants are INELIGIBLE, for the following benefits:

  o  A  maximum  life  insurance   benefit  of  four  hundred  thousand  dollars
     ($400,000.00)

  o If elected during enrollment, Long Term Disability (LTD)coverage on annual compensation, which shall include both the Participant's annual base salary and their TICA award, as though earned at the one hundred percent level), to a maximum benefit of two hundred thousand dollars ($200,000.00) up to a maximum benefit of $10,000 a month.

  o Accidental Death and Dismemberment benefit equal to three (3) times the Participant's annual compensation (which shall include both the Participant's annual base salary and their TICA award, as though earned at the one hundred percent (100%) level, rounded to the next higher one thousand dollars ($1,000.00) subject to a maximum of three hundred and thirty thousand dollars ($330,000.00)).

PAYMENTS

The distribution of Plan Compensation shall be made to Full Participants by March 15, and to Limited Participants by the next regular pay cycle after March 15, following the Compensation Year.

ENTITLEMENTS

GENERAL RULE: Except as otherwise set forth in the Plan, to receive Plan Compensation, a Participant must be an employee of the Company at the time of payment of Plan Compensation.

DEATH, RETIREMENT, LAYOFF AND DISABILITY: If a Participant dies, retires, is laid off, or becomes disabled after the close of a Compensation Year, but before payment is made, the distribution of Plan Compensation shall be made by March 15 following the Compensation Year. If death, retirement, layoff or disability occurs during the Compensation Year, the award shall be prorated based on the portion of the year the Participant was employed and payment made by March 15 following the Compensation Year.

For purposes of this clause, layoff is a termination which is not for cause, as defined below, but rather is due to a permanent or indefinite reduction in the work force, including, but not limited to, the elimination of a Participant's position as a result of facility closure, discontinuance or relocation of operations, acquisition, reorganization or sale (including a sale by the Company of a business unit, division, product line or functionally related group of assets.)

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With respect to a Participant's Termination of Employment prior to the date of
Plan Compensation payment, termination shall be deemed to have been for cause:

A. Absent an employment or service agreement, change in control agreement, or similar agreement between the Company and the Participant in effect as of the date of termination (or where such an agreement does not define "cause" (or words of like import)), in the event: (i) Participant was convicted of, or plead guilty or nolo contendere to, a felony; (ii) Participant:
     committed illegal or willful or grossly negligent conduct, acted in violation of the Company Code of Business Conduct and Ethics (including but not limited to acts of dishonesty or fraud), caused potential reputational or economic injury to the Company; or (iii) Participant materially, willfully, and deliberately failed to perform his/her duties, despite written notice and an opportunity to effectively cure, as determined by the Committee; or

B. As provided in any applicable employment or service agreement, change in control agreement, or similar agreement in effect as of the date of termination, provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply unless a change in control actually takes place (and then only with regard to a termination thereafter), in which case paragraph A above shall apply to any other termination for cause.

ADMINISTRATION

The Plan shall be administered and interpreted by the Committee.

The Committee shall have full authority to select Participants in the Plan and to make all other necessary determinations under the Plan. In particular, the Committee shall have the authority:

To determine the TICA Percentage for each Participant hereunder;

To determine the terms and conditions, not inconsistent with the terms of this Plan, of Plan Compensation granted hereunder, based on such factors, if any, as the Committee shall determine in its sole discretion;

To grant exceptions to this rule, including but not limited to partial Plan Compensation, which, unless otherwise indicated, shall not be deemed to be a general revision to entitlement under the Plan by any Participant(s); and

To determine whether, to what extent, and under what circumstances, Plan Compensation amounts shall be deferred either automatically or at the Participant's election, in any case, subject to, and in accordance with, Section 409A of the Internal Revenue Code.

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GUIDELINES. The Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan; and to otherwise supervise the administration of this Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable laws and regulations, including, but not limited to, tax and securities laws of such domestic or foreign jurisdictions.

DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

The Compensation Committee may delegate certain of these activities and all other matters as it determines in its sole discretion.

MISCELLANEOUS

NO CONTRACT OR GUARANTEE OF CONTINUED EMPLOYMENT. For Full and Limited Participants, unless otherwise superceded by a written service or employment agreement (if any), or as may be required under applicable laws, participation in the Plan shall not be deemed to be the grant of a right, a contract of employment, nor a guarantee of continued employment. Subject to the terms of such an agreement, the Company specifically reserves the right to terminate employment of a Participant at any time with or without cause and with or without notice or assigning a reason.

NO GUARANTEE OF PLAN COMPENSATION. Eligibility to participate and participation in this Plan does not guarantee the payment of Plan Compensation. Participation by Full and Limited Participants is determined for each Compensation Year; participation in one or more Plan Year(s) does not guarantee participation in any future Plan Year(s).

ASSIGNMENT AND TRANSFERS. Except for transfer by will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.

WITHHOLDING TAX. With respect to Plan Compensation, the Company will make deductions i) permitted under agreement between Participant and the Company, ii) required under applicable law, as of the date of distribution of the Plan Compensation.

GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

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              SETTING FINANCIAL TARGETS AND PERFORMANCE OBJECTIVES

Key to an effective and equitable management incentive plan are the quality, realism and stretch of the financial targets and personal performance objectives. In setting these targets and objectives, the Company focuses on high standards, continuous improvement and Participant involvement. Plan Compensation is built around these two basic factors: a Financial Target and a Performance Objective. The weighting varies from one business unit to another, reflecting the relative importance of business to individual performance for that unit during any Compensation Year. The sum of the Financial Target factor percentage and Performance Objective factor percentage is one hundred percent (100%). The two factors are intended to be based upon significant results that need to be achieved if the business unit's strategic and overall performance objectives are to be realized.

The Financial Target measures metrics important to the business unit. Budgets, as well as past and expected future performance results, are the criteria used in setting the Financial Target.

The Performance Objective consists of important personal objectives directly related to a Participant's major responsibilities. For example, these objectives could include such areas as market and/or customer share improvement; cost improvements; product development; pricing; inventory levels; introduction or improvement of products, processes or systems; health, safety and environmental performance; or management development. Personal performance objectives are set annually for each Participant through the Key Accountability Document (KAD). The Compensation Committee sets the personal performance objectives for the Chief Executive Officer.

     UIC recognizes circumstances change throughout the year. A Participant's significant achievements for the Compensation Year which are not contemplated in the KAD will be reviewed and may be incorporated into the Participant's Performance Objective Factor at the discretion of their supervisor. As to such unanticipated significant achievements by CEO (or other Participants for whom the Committee determines its review to be appropriate), the discretion shall be exercised by the Committee.

                               FINANCIAL TARGETS

FINANCIAL TARGET MEASUREMENT

At the beginning of the Compensation Year, Financial Targets are reviewed and approved by the Committee. Budgets and adjusted past and expected business unit performance are compared with previously set targets.

GUIDELINES FOR OBJECTIVE SETTING AND EVALUATION

A Financial Target of one (1.0) is the level at which the business unit is expected to perform for the Compensation Year; achievement of the expected level of financial performance would result in a Financial Target with a one (1.0) rating. Therefore, each unit's budget is the primary starting point for one (1.0) Financial Target level.

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o The one (1.0) Financial Target is generally established at a level judged to have a reasonable chance of attainment and match the commitments made to the UIC Board; the zero (0) and two (2.0) extremes are normally established in terms of reasonable stretch and relative risk.

o Financial Targets are first developed by unit/division management. The CEO and appropriate staff discuss and agree upon Financial Targets that would equate to the zero (0), one (1) and two (2) levels.

o In rating actual performance against the Financial Targets, actual performance is adjusted to level the effect of accounting changes, acquisition costs, land sales, strategic restructuring costs, capital expenditures, etc.

o Adjusted actual performance is compared to the Financial Target. No award is made for results at or below the zero (0) level. Twice the target award is paid for adjusted actual performance at or above the two (2.0) level.

o Financial Targets are approved by the Committee early in the Compensation Year but can be adjusted by the Committee in case of change in the business.

                             PERFORMANCE OBJECTIVES

GUIDELINES FOR SETTING AND EVALUATING THE PERFORMANCE OBJECTIVE

Each Participant submits personal performance objectives in KAD format to his/her manager. Personal performance objectives are based on the major job responsibilities assigned to the individual and are related to the business unit's strategic and/or UIC's overall performance objectives.

o To develop personal performance objectives, each Participant must understand and commit to the operating unit's business and human resources strategies.

o  The two to five most important personal performance  objectives should be submitted to the next higher-level manager for review and approval. Objectives should state results required to help ensure that the personal performance can be measured. In many cases, measurement of results cannot be quantified. When this quantification is not possible, there should be a clear statement of the criteria that will be used to judge the accomplishment of the personal performance objectives. For example, if the objective is to develop a strategic plan, success is not determined primarily by a plan being developed on time but rather the quality of thinking that the plan portrays. The KAD should lay out the criteria to determine the quality. Measurements enable the Participant and manager to determine whether the objective or a portion of the objective has been successfully achieved.



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o  Objectives  should be stated in  measurable  terms and should  include timing.

o Objectives should identify specific achievements expected and not merely restate major responsibilities or plans to accomplish them.

o Objectives should be realistic with some stretch and be based on actual conditions.

o The degree of difficulty may vary among the objectives. A priority ranking or assessment of relative difficulty, included with the statement of the objective, will be of value during the review to determine the level of the Performance Objective rating.

o In determining the Performance Objective rating (using the scale of zero (0) to two (2)), the following are all to be considered:


      o The accomplishment of annual objectives and the significance of those objectives to overall business unit results.

      o    Demonstration of leadership

      o    Degree of difficulty of the objectives.

      o    Overall   performance   of   major   responsibilities   including
           self-development.

      o    Performance  in  response  to   unanticipated   circumstances  or
           opportunities.

      o Contributions to the management team and important corporate initiatives.


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GUIDELINES FOR REVIEWING OVERALL PERSONAL PERFORMANCE

Five general levels of personal performance are suggested, with definitions of possible performance and a suggested Performance Objective rating range for each.

-------------------------------------------------------------------------------
Performance
Objective
Rating
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
0 to .5        Overall performance was considerably less than standard. Did
(KAD score     not meet objectives primarily because of own performance.
below 2)       Performance in unplanned circumstances was below expectations.
               Individual did not demonstrate satisfactory improvement during the year.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
..5 to .95      Overall performance of major position responsibilities did not
(KAD score     meet all expectations. Some objectives were achieved but not
between 2      in a totally satisfactory manner. Measurable progress was made
and 2.8)       during the year and current progress is satisfactory.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
..9 to 1.05     Overall performance of major responsibilities met current
(KAD score     standards. Objectives substantially met, especially those
between        of greater significance to business objectives. Performance in
2.8 and 3.1)   unplanned circumstances met or exceeded expectations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1.1 to 1.5     Overall performance consistently met or exceeded standards
(KAD score     for all responsibilities. Objectives were generally exceeded
between        during the year. Function for which responsible has shown
3.2 and 4)     significant progress. Significant unplanned circumstances
               occurred during the year and related performance exceeded
               expectations
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1.5 to 2.0     Outstanding performance in all aspects of current job. All
(KAD score     objectives were exceeded with recognition of these
between 4      accomplishments. Has demonstrated success of at least one major
and 5          breakthrough or significant project. Professional performer on all job functions and 4 and 5) recognized as such by peers and superiors.
--------------------------------------------------------------------------------

Achievement of more difficult objectives receives a higher Performance Objective rating, which translates into a higher incentive award. For example, a Participant who sets unusually demanding objectives and then misses one might receive a 1.4 Performance Objective rating. A Participant who set more easily achieved objectives and then hits them all might receive a 1.0 Performance Objective rating.

                             INCENTIVE CALCULATION

To determine a Participant's Plan Compensation, the Financial Target and Performance Objective factors are rated and weighted according to the predetermined split. The two results are totaled and multiplied by the product of the Participant's Compensation Year base salary earnings multiplied times the Participant's TICA (prorated for partial-year participation as may be permitted or as otherwise approved).


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1. TARGET INCENTIVE COMPENSATION AWARD (TICA) AMOUNT CALCULATION- EXAMPLE

If your base salary is $100,000.00 and in the Plan Year, your Target Percentage is ten percent (10%), the TICA Amount is calculated as follows:

Assume:
Your Base Salary: $100,000
Your Target Percentage: 10%
Your Target Incentive Compensation Award Amount: $10,000
You were employed the entire year

2. WEIGHTED PERFORMANCE FACTOR CALCULATION:

Assume for the Plan Year:

Your Performance Factor is weighted at thirty percent (30%) of the overall bonus award.

Your Performance Factor rating was 1.2, (or a KAD score of 3.4)

The Performance Factor calculation would be:
$100,000 * 10% * (30% * 1.2) = $3,600.00

3. WEIGHTED FINANCIAL FACTOR CALCULATION

Assume for the Plan Year:

Your Financial Factor is weighted at seventy percent (70%) of the overall bonus award.

To determine Your Financial Factor, examine the weighted result of each of the three Financial Target sub-factors (i.e., orders, profit, cash):

Orders: with a weight of forty percent (40%), for which you achieved a result against target of 1.2, resulting in a sub-factor of .48


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Profit:  with a weight of thirty percent (30%),  for which you achieved a result against target of .8 resulting in a sub-factor of .24

Cash: with a weight of thirty percent (30%), for which you achieved a result against target of 2 resulting in a sub-factor of .6 The overall Financial Factor in this example would be 1.32 (.48+.24+.6).

The Financial Factor calculation would be:
$100,000 * 10% * (70% * 1.32) = $9,240.00

4. FINAL MIP BONUS CALCULATION:

Performance Factor + Financial Factor
$3,600.00 + $9,240.00= $12,840.00

                                    SUMMARY

UIC's Management Incentive Plan is an integral part of our competitive total compensation program, offering incentives and rewards offset by commensurate risk. Participants are individually selected from among those managers whose decisions significantly affect UIC's performance.

Financial Targets and Performance Objectives are set in areas that require focus and emphasis in the Compensation Year including actions intended to execute longer term strategies. Performance is rigorously measured against the Financial Targets and Performance Objectives and on an overall basis.

Both business unit and individual performance affect incentive awards.